[GRAPHIC OMITTED]  [GRAPHIC OMITTED]   Pennsylvania Real Estate Investment Trust
                                       200 South Broad Street
                                       Philadelphia, PA 19102
                                       www.preit.com
                                       -------------

                                       Phone: 215-875-0700
                                       Fax:   215-546-7311
                                       Toll Free: 866-875-0700

FOR FURTHER INFORMATION:

AT THE COMPANY                         AT KCSA PUBLIC RELATIONS WORLDWIDE
--------------                         ----------------------------------
Edward A. Glickman                     Evan Smith, CFA        Erica Pettit
Executive Vice President and CFO       (Investor Relations)   (Media Relations)
(215) 875-0700                         (212) 896-1251         (212) 896-1248


FOR IMMEDIATE RELEASE
---------------------
February 25, 2004

                Pennsylvania Real Estate Investment Trust Reports
                   2003 Fourth Quarter & Twelve Month Results

Philadelphia, PA, February 25, 2004, Pennsylvania Real Estate Investment Trust ("PREIT") (NYSE: PEI) today announced the results for the fourth quarter and twelve months ended December 31, 2003. Net Income per share for the fourth quarter 2003 was $0.40 and for the calendar year 2003 was $9.61 per share. FFO per share for the fourth quarter 2003 was $0.83 and for the calendar year 2003 was $2.96 per share, at the high end of the Company's guidance of $2.84 to $2.96 per share that was provided in November 2003 and reaffirmed in February 2004.

2003 Highlights- Transforming Year
o Acquired 6 shopping malls in the Philadelphia area from the Rouse Company. (press releases dated March 6, April 29, June 5)

o Disposed of its 19 multifamily property portfolio. (press releases dated March 6, June 2, July 29, September 25)

o Merged with Crown American Realty Trust. (press releases dated May 14, November 11, November 20)

o Refinanced Dartmouth Mall, Dartmouth, MA, and Moorestown Mall, Moorestown, NJ. (press release dated June 5)

o Issued 6.325 million common shares through a public offering. (press releases dated August 18, August 27)

o Acquired its partner's 70% share in Willow Grove Park, Willow Grove, PA. (press release dated September 4, 2003)

o Acquired a 6.08 acre parcel adjacent to Plymouth Meeting Mall, Plymouth Meeting, PA. (press release dated September 23)

o   Increased Quarterly Dividend by 5.9%. (press release dated October 17)

o Completed a $500 million unsecured revolving Line of Credit. (press release dated November 20)

PREIT Announces Fourth Quarter 2003 Results
February 25, 2004
Page 2

2003 Fourth Quarter Highlights
o Net income for the 2003 fourth quarter increased to $11.5 million from $7.3 million in the 2002 fourth quarter. Fourth quarter 2003 net income includes income from discontinued operations of $1.3 million compared to $2.0 million in the fourth quarter of 2002.

o Net income per share for the 2003 fourth quarter was $0.40, a decrease from $0.45 in the 2002 fourth quarter. Fourth quarter 2003 net income per share includes income from discontinued operations of $0.05 per share compared to $0.12 per share in the fourth quarter of 2002.

o Funds From Operations (FFO) for the 2003 fourth quarter increased 68.4% to $26.2 million from $15.6 million in the 2002 fourth quarter.

o FFO per share was $0.83 for the 2003 fourth quarter compared to $0.85 in the 2002 fourth quarter.

o Net Operating Income (NOI) for the 2003 fourth quarter increased to $55.6 million from $20.8 million for the 2002 fourth quarter.

    o Same store NOI for the Company's retail portfolio increased by 1.7% from the 2002 fourth quarter.

During 2003, the Company completed the sale of all the properties and joint venture investments that comprised its multifamily portfolio. The 15 wholly-owned multifamily properties are classified as discontinued operations on the consolidated statement of income. The four joint-venture multifamily properties are included as continuing operations. The Company's presentation of NOI and mortgage notes within this press release for periods prior to the fourth quarter of 2003 has been revised to reflect this classification.

Also, as of December 31, 2003, six properties that were acquired in the merger with Crown American Realty Trust ("Crown") that the Company is currently marketing for sale are classified as assets held for sale on the consolidated balance sheet and as discontinued operations on the income statement. The six properties are Bradley Square Mall, Cleveland Tennessee; Martinsburg Mall, Martinsburg West Virginia; Mount Berry Square Mall, Rome Georgia; Schuykill Mall, Frackville Pennsylvania; Shenango Valley Mall Hermitage, Pennsylvania; and West Manchester Mall York, Pennsylvania.

Fourth Quarter Results

Net income for the fourth quarter ended December 31, 2003 was $11,502,000, or $0.40 per share, on 28,787,000 weighted average shares of beneficial interest outstanding, compared with $7,331,000, or $0.45 per share, on 16,451,000 weighted average shares of beneficial interest outstanding for the 2002 fourth quarter. Net income for the fourth quarter of 2003 included a $4,457,000 gain on sale of the Company's joint-venture interest in Countrywood Apartments, Tampa, Florida. The gain recognition had been deferred as the buyer's initial investment did not meet the criteria for gain recognition until the purchase money mortgage was paid in full in December 2003.

For the fourth quarter ended December 31, 2003, the Company's total FFO increased 68.4% to $26,192,000 from $15,552,000 for the comparable three-month period in 2002. A reconciliation of net income to FFO can be found on page 11.

PREIT Announces Fourth Quarter 2003 Results
February 25, 2004
Page 3

FFO per share was $0.83 in the fourth quarter of 2003 compared to $0.85 in the fourth quarter of 2002.

Weighted average shares of beneficial interest/Operating Partnership units outstanding (collectively, shares) increased by 74.3% to 31,744,000 for the quarter ended December 31, 2003 from 18,210,000 for the quarter ended December 31, 2002.

NOI from wholly-owned properties and the Company's proportionate share of partnerships and joint venture properties increased by 167.5% to $55,575,000 for the fourth quarter of 2003 from $20,779,000 for the fourth quarter of 2002. A reconciliation of net income to net operating income can be found on page 12.

The fourth quarter results reflect the acquisition of 26 wholly owned shopping malls and the remaining 50% interest in Palmer Park Mall, Easton, Pennsylvania as a result of the Company's merger with Crown on November 20, 2003. The results also reflect the acquisition of six shopping malls from The Rouse Company and the remaining 70% interest in Willow Grove Park, Willow Grove, Pennsylvania prior to the fourth quarter. The increase in FFO and NOI from these acquisitions was partially offset by the disposition of the Company's 19 property multifamily portfolio and approximately $5,900,000 in costs associated with the merger with Crown which were expensed in the 2003 fourth quarter.

The per share information was affected by the increase in weighted average shares outstanding, primarily with regard to the 6.3 million common shares issued in connection with the Company's public offering in August 2003 and the
11.7 million common shares and 1.7 million Operating Partnership units issued with respect to the merger with Crown in November 2003.

Twelve Month Results

Net income for the twelve months ended December 31, 2003 was $196,040,000, or $9.61 per share, on 20,390,000 weighted average shares of beneficial interest outstanding compared to $23,678,000, or $1.47 per share, on 16,162,000 weighted average shares of beneficial interest outstanding for the twelve months ended December 31, 2002. Net income for the twelve months ended December 31, 2003 included gains on sale of $194,320,000 consisting of $178,121,000 from the sale of fifteen wholly-owned multifamily properties, $15,087,000 from the sale of the Company's interest in four joint-venture multifamily properties and $1,112,000 from the sale of land at Crest Plaza Shopping Center, Allentown, PA to Target. A substantial portion of the gain on sale from the multifamily portfolio met the requirements for a tax-deferred exchange as a result of the Rouse shopping malls acquisition.

FFO for the twelve months ended December 31, 2003 totaled $67,070,000, an increase of 31.1% over $51,167,000 for the comparable twelve-month period in 2002. A reconciliation of net income to FFO can be found on page 11.

FFO per share for the twelve-month period ended December 31, 2003 was $2.96 on 22,693,000 weighted average shares outstanding, compared to $2.85 per share on 17,967,000 weighted average shares outstanding for the twelve months ended December 31, 2002.

NOI from wholly-owned properties and the Company's proportionate share of partnerships and joint venture properties totaled $132,967,000 for the twelve months ended December 31, 2003, an increase of 75.7% compared with $75,668,000 for the twelve months ended December 31, 2002. A reconciliation of net income to net operating income can be found on page 12.

PREIT Announces Fourth Quarter 2003 Results
February 25, 2004
Page 4

The twelve month results reflect the acquisition in November 2003 of 26 wholly-owned shopping malls and the remaining 50% interest in Palmer Park Mall, Easton, Pennsylvania as a result of the Company's merger with Crown. The results also reflect the acquisition of six shopping malls from The Rouse Company and the remaining 70% interest in Willow Grove Park, Willow Grove, Pennsylvania. The increase in FFO and NOI from these acquisitions was partially offset by the disposition of the Company's 19 property multifamily portfolio, termination fees of approximately $1,236,000 on the interest rate swap agreements which had a maturity date of December 15, 2003, and approximately $6,400,000 in costs associated with the acquisition of the six shopping malls from The Rouse Company and the merger with Crown. The increase in net income was primarily due to the gain on sale of the multifamily portfolio.

The per share information was also affected by the increase in weighted average shares outstanding, mostly with regard to the 6.3 million common shares issued in connection with the Company's public offering in August 2003 and the 11.7 million common shares and 1.7 million Operating Partnership units issued with respect to the merger with Crown.

Retail Performance & Occupancy Levels
In the fourth quarter of 2003, same store NOI for the Company's retail portfolio increased 1.7% or $244,000 compared to the fourth quarter of 2002. NOI from same store properties for the fourth quarter 2003 was 26.0% of total NOI for the entire retail portfolio.

Occupancy in the Company's same store retail portfolio increased to 95.4%, 60 basis points higher than the 94.8% occupancy rate in the fourth quarter of 2002.

The Company's power centers and enclosed malls were 97.9% and 90.5% occupied, respectively, as of December 31, 2003. The Company's same store mall properties reported sales of $379 per square foot in the trailing twelve months ended December 31, 2003, as compared with $381 per square foot in the comparable period ended December 31, 2002.

Leasing Update
During the 2003 fourth quarter, the Company executed eighty-one retail leases encompassing 175,118 square feet at an average rent per square foot of $23.64. New leases for previously leased space accounted for eleven transactions totaling 24,589 square feet at an average rent of $28.65, or $0.65 higher than the average prior rent. Fifty-one tenants renewed leases, representing 118,603 square feet at an average renewal rent of $24.08 per square foot, an increase of $1.13 per square foot over the rent at expiration. The Company also executed transactions for 19 formerly vacant spaces totaling 31,926 square feet with an average rent of $18.15 per square foot.

The Company's business plan for its retail assets currently assumes approximately $25 million in capital expenditures in 2004, including $10 million for improvements and $15 million related to leasing. These estimates do not include the costs for anchor tenants or major renovations. The Company is engaged in discussions with a number of anchor tenant prospects for centers recently acquired. The Company intends to announce significant transactions when definitive agreements have been executed. At that time, the Company will provide details of the transaction along with estimated costs to complete any renovations required to accommodate the tenant. While there is no guarantee that any of these transactions will be completed, the Company believes it has adequate resources to meet the capital needs associated with their execution.

PREIT Announces Fourth Quarter 2003 Results
February 25, 2004
Page 5

Portfolio Composition
The Company ended the 2003 fourth quarter with investments in real estate of $2,421,215,000 an increase of $1,111,147,000 from $1,310,068,000 in the third quarter of 2003. The increase is primarily due to the acquisition of 26 wholly owned shopping malls and the remaining 50% interest of Palmer Park Mall, Easton, Pennsylvania in the merger with Crown.

The Company recorded $110 million relating to intangible assets in connection with the acquisition of the 26 properties and the interest in Palmer Park Mall. These intangible assets primarily represent the value of the leases that were in place at the acquisition date, and were computed in accordance with Statement on Financial Accounting Standards No. 141, "Business Combinations." These intangible assets are amortized over lives of approximately five to seven years. As of December 31, 2003, the Company had total intangible assets of $168 million, which also includes $31 million recorded in connection with the acquisition of the six properties from the Rouse Company earlier this year.

Strategic Update
Ronald Rubin, Chairman and Chief Executive Officer of PREIT, said, "In 2003, PREIT achieved several key milestones which have strengthened its portfolio and enhanced its position in the marketplace. The combination of the merger with Crown American Realty Trust, the acquisition of the six properties from the Rouse Company, and the disposition of our multifamily portfolio has created one of the leading shopping mall REITs in the Mid-Atlantic region.with a total capitalization in excess of $3 billion. In addition, the creation of the five-person Office of the Chairman will enable us to maximize the talent and experience of our management team to further support our growth initiatives going forward. We believe the combination of a broader portfolio and an enhanced management structure will offer greater opportunity to deliver growth and value for our shareholders."

Jonathan B. Weller, PREIT's President and Chief Operating Officer, commented, "In 2003, we expanded our portfolio through several strategic initiatives which we believe have strengthened our position in the region and will enable us to create additional opportunities. Since the closing of the Crown and Rouse transactions, we have been working diligently to integrate these properties and employees into our business. In addition, we believe the effective deployment of our re-tenanting and redevelopment expertise across a broader portfolio will enable us to successfully execute on our business strategy in 2004."

Other Events

Completion of Merger with Crown American Realty Trust
On November 20, 2003, PREIT closed its merger with Crown, which was originally announced on May 14, 2003. Both companies received shareholder approval for the transaction on November 11, 2003.

PREIT Announces Fourth Quarter 2003 Results
February 25, 2004
Page 6

With the completion of the merger, PREIT now has a market capitalization of approximately $3.1 billion and owns 54 retail properties, including 40 shopping malls and 14 strip and power centers, totaling approximately 33.4 million square feet in 14 states. Approximately 82% of PREIT's portfolio is now located in the Mid-Atlantic States of Pennsylvania, New Jersey, Delaware and Maryland. Through the Crown merger, PREIT acquired 26 wholly owned regional shopping malls and the remaining 50% interest in Palmer Park Mall, Easton, Pennsylvania.

Under terms of the agreement, Crown common shares were converted into PREIT common shares at a fixed exchange ratio of 0.3589 for each outstanding common share of Crown, and PREIT Operating Partnership Units were issued at a fixed exchange ratio of 0.2053 for each Crown Operating Partnership Unit. There were 32,669,754 Crown common shares and 9,956,398 Crown Operating Partnership Units outstanding on November 20, 2003. PREIT also issued 2,475,000 PREIT preferred shares (NYSE:PEIPRA) in exchange for the outstanding Crown preferred shares. The terms of the PREIT preferred shares are substantially identical to the terms of the Crown preferred shares.

$500 Million Unsecured Revolving Line of Credit
In the fourth quarter, the Company completed a new $500 million unsecured revolving line of credit which gives PREIT the ability to increase the facility to $650 million under prescribed conditions. The new facility bears interest at a rate between 1.5% and 2.5% over LIBOR based on PREIT's leverage. The availability of funds under the facility is subject to PREIT's compliance with customary financial and other covenants and agreements. The facility has a term of three years with an additional one-year extension provided that there is no event of default at that time. PREIT has $170 million outstanding on its new line of credit.

The new facility is led by Wells Fargo National Bank Association as Sole Lead Arranger & Administrative Agent, and includes U.S. Bank Association and Fleet National Bank as Syndication Agents; Commerzbank AG, New York and Cayman Branches, and Manufacturers & Traders Trust Company as Documentation Agents; Bank One, NA, Eurohypo AG, New York Branch, and Wachovia Bank National Association as Managing Agents; and Union Bank of California, Allied Irish Bank, Citizens Bank, National City Bank, Wilmington Trust, Bank of America, Citigroup and Firstrust Bank.

Subsequent Events

The Company announced on February 6, 2004 that it had chosen to withdraw a previously announced offering of 4.35 million common shares under its shelf registration statement because it inadvertently did not elect to treat a corporation in which it owns more than a 10% interest as a taxable REIT subsidiary (TRS). The ownership of this corporation raised questions with respect to the Company's status as a REIT. On February 9, 2004, the Company announced that the Internal Revenue Service had granted relief requested by the Company allowing the Company to make the retroactive TRS election necessary to maintain the its REIT status. The Company made the TRS election effective October 12, 2001.

PREIT Announces Fourth Quarter 2003 Results
February 25, 2004
Page 7

In addition, the Company, in consultation with its outside counsel and tax advisor, has completed a review of its corporate structure and the Company confirms that all filings necessary to maintain PREIT's status as a REIT have been made. To ensure that timely filings are made in the future, the company has strengthened its internal controls pertaining to the creation or acquisition of new entities and the documentation of transactions. Procedures applicable to outside counsel are also being formalized. In addition, PREIT's Audit Committee will select an independent outside advisor who will review these procedures and, if deemed appropriate, make recommendations for improvement.


Creation of Office of the Chairman
On January 21, 2004, PREIT announced that it will create a new five-person Office of the Chairman and make several executive changes effective upon filing of the Company's financial statements for 2003, scheduled on or before March 15, 2004, and the appointment of a new Chief Financial Officer.

The Office of the Chairman will consist of PREIT veterans Ronald Rubin, Chairman and Chief Executive Officer, Jonathan Weller, George Rubin, Edward Glickman and Joseph Coradino. The five-member committee will serve as the senior management body to formulate and execute the strategic direction of the Company.

Specifically, the following executive management changes are scheduled to take effect immediately after the filing of the Company's financial statements for 2003, and the appointment of a new Chief Financial Officer:

    o Jonathan Weller will become Vice Chairman responsible for formulating the Company's long-term corporate strategy and working with key Company stakeholders. Mr. Weller is currently President and Chief Operating Officer.
    o George Rubin will become Vice Chairman responsible for property development and acquisition initiatives. Currently, Mr. Rubin serves as President - PREIT Services LLC and PREIT-RUBIN, Inc., the Company's property development and management businesses, and oversees acquisition activities.
    o Edward Glickman will become President and Chief Operating Officer, assuming these titles from Mr. Weller. He will be responsible for the daily operations of the Company. Mr. Glickman is currently the Company's Chief Financial Officer.
    o Joseph Coradino will become President - PREIT Services LLC and PREIT-RUBIN, Inc., assuming these titles from Mr. George Rubin. Mr. Coradino currently serves as Executive Vice President - Retail Division, and in his new capacity will continue to oversee the management and leasing of the Company's retail portfolio.

The Company noted it is in active discussions with a candidate for the position of Chief Financial Officer, currently held by Edward Glickman.

Capital Resources
Edward Glickman, Chief Financial Officer of PREIT commented, "We are pleased with the state of PREIT's balance sheet at the end of 2003. Notwithstanding this year's substantial growth, the Company was able to reduce its debt to market capitalization to historically low levels. We believe this lower leverage, combined with the borrowing capacity that our $500 million unsecured line of credit allows, has positioned the Company to pursue strategic opportunities as they arise. We believe further that the Company has situated itself with sufficient liquidity to meet both its operational and investment goals for the coming year."

PREIT Announces Fourth Quarter 2003 Results
February 25, 2004
Page 8

2004 Forecast
The Company estimates that FFO for the calendar year 2004 will be between $3.62 and $3.82 per share. The Company estimates that FFO for the first quarter 2004 will be between $0.81 and $0.89 per share.

Dividend Declaration
On February 20, 2004, PREIT announced that its Board of Trustees approved a quarterly cash dividend of $0.54 per common share and $1.375 per preferred share. The dividend will be paid on March 15, 2004 to holders of common and preferred shares and unitholders of record at the close of business on March 1, 2004. The March 15, 2004 dividend payment will be PREIT's 108th consecutive distribution on its common shares since its initial dividend paid in August of 1962. Throughout its history, the Company has never omitted or reduced a shareholder dividend.

A copy of the Company's Distribution Reinvestment and Share Purchase Plan prospectus, enrollment forms and other information is available on the Company's web site at www.preit.com under Investor Information or by calling American Stock Transfer & Trust Company at (800) 278-4353, or the Company at (215) 875-0735. You should read the prospectus carefully before making any investment decisions.

Definitions
NAREIT defines FFO as income before gains (losses) on property sales and extraordinary items (computed in accordance with GAAP); plus real estate depreciation and similar adjustments for unconsolidated joint ventures after adjustments for non-real estate depreciation and amortization of financing costs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items, gains on sales of real estate and depreciation and amortization of real estate.

PREIT Announces Fourth Quarter 2003 Results
February 25, 2004
Page 9

NOI is derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to NOI. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on investment on the properties, and provides a comparison measurement of the properties over time. NOI excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization, income from discontinued operations and gains on sales of interests in real estate.

EBITDA is earnings before interest, taxes, depreciation and amortization. On a property level, EBITDA and NOI are equivalent; however, certain corporate revenues and expenses are added and deducted to/from NOI to derive EBITDA on a company wide basis. Specifically, management company revenues and interest income are added to NOI while corporate payroll and other general and administrative expenses are deducted from NOI to calculate EBITDA. The Company believes that net income is the most directly comparable GAAP measurement to EBITDA. The Company believes that EBITDA helps the Company and its investors evaluate the ongoing operating performance of its properties and facilitate comparisons with other REITs and real estate companies. These measures assist management by providing a baseline to assess property-level results, particularly as the Company acquires or sells assets. The EBITDA measures presented by the Company may not be comparable to other similarly titled measures of other companies.

Conference Call Information
Management has scheduled a conference call for 11:00 am Eastern Standard Time on February 25, 2004 to review the Company's fourth quarter and twelve month results. To listen to the call, please dial (800) 946-0720 or (719) 457-2646 at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet on the Company website at www.preit.com or at www.vcall.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will be available on the Company's website at www.preit.com.

For interested individuals unable to join the conference call, a replay of the call will be available through March 10, 2004 at (888) 203-1112 or (719) 457-0820 (Passcode: 301480). The online archive of the webcast will be available over the same period.

About Pennsylvania Real Estate Investment Trust
Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers (approximately 33.4 million square feet) located in the eastern United States. PREIT's portfolio currently consists of 58 properties in 14 states. PREIT's portfolio includes 40 shopping malls, 14 strip and power centers and four industrial properties. PREIT is headquartered in Philadelphia, Pennsylvania. The Company's website can be found at www.preit.com

PREIT Announces Fourth Quarter 2003 Results
February 25, 2004
Page 10

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT's business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT's portfolio and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

                            [Financial Tables Follow]
                                      # # #
                ** A supplemental quarterly financial package **
         will be available on the Company's web site at www.preit.com.

PREIT Announces Fourth Quarter 2003 Results
February 25, 2004
Page 11

                   Pennsylvania Real Estate Investment Trust
                            Selected Financial Data

--------------------------------------------------------------   -------------------------------    --------------------------------
FUNDS FROM OPERATIONS                                                   Three Months Ended                Twelve Months Ended
--------------------------------------------------------------   -------------------------------    --------------------------------
(In thousands, except per share amounts)                         Dec. 31, 2003     Dec. 31, 2002    Dec. 31, 2003   Dec. 31, 2002
                                                                 -------------     -------------    -------------   -------------
Net income allocable to common shares                              $  9,968          $  7,331         $ 194,507        $ 23,678
      Minority interest in Operating Partnership                      1,198               598             3,298           1,307
      Minority interest in operating partnership-discontinued
        operations                                                      580               185            18,849           1,308
      Gains on sales of interests in real estate                     (4,457)                -           (16,199)              -
      Gains on dispositions of discontinued operations                 (194)                -          (178,121)         (4,085)
      Depreciation and amortization:
           Wholly owned & consolidated partnerships, net             17,853 (a)         3,563 (a)        37,357 (a)      12,709 (a)
           Unconsolidated partnerships & joint ventures               1,244 (a)         1,631 (a)         5,071 (a)       7,446 (a)
           Discontinued operations                                        -             2,244             2,308           8,727
           Prepayment Refinancing Fee                                     -                 -                 -              77
                                                                   --------          --------         ---------        --------
FUNDS FROM OPERATIONS                                              $ 26,192 (b)      $ 15,552 (b)     $  67,070 (b)    $ 51,167 (b)
                                                                   ========          ========         =========        ========
FUNDS FROM OPERATIONS PER SHARE AND OP UNITS                          $0.83             $0.85             $2.96           $2.85
                                                                   ========          ========         =========        ========

Weighted average number of shares outstanding                        28,787            16,451            20,390          16,162
Weighted average effect of full conversion of OP units                2,957             1,759             2,303           1,805
                                                                   --------          --------         ---------        --------
Total weighted average shares outstanding, including OP units        31,744            18,210            22,693          17,967
                                                                   --------          --------         ---------        --------

Weighted average number of preferred shares                           2,475                 -             2,475               -
                                                                   --------          --------         ---------        --------

a) Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b) Includes the non-cash effect of straight-line rents of $1,055 and $298 for the 4th quarter 2003 and 2002; and $2,806 and $1,042 for the year to date 2003 and 2002, respectively.

--------------------------------------------------------------   -------------------------------    --------------------------------
OPERATING RESULTS                                                       Three Months Ended                Twelve Months Ended
--------------------------------------------------------------   -------------------------------    --------------------------------
(In thousands, except per share amounts)                         Dec. 31, 2003     Dec. 31, 2002(1) Dec. 31, 2003   Dec. 31, 2002(1)
                                                                 -------------     -------------    -------------   -------------
REVENUE:
      Real estate revenues:
      Base rent                                                      49,293            12,872           112,117          46,022
      Percentage rent                                                 3,333             1,025             4,281           1,948
      Expense reimbursements                                         21,581             3,808            47,970          12,959
      Lease termination revenue                                         699               (92)              985             754
      Other real estate revenues                                      3,452               714             5,164           1,658
                                                                   --------          --------         ---------        --------
      Total real estate revenues                                     78,358            18,327           170,517          63,341
                                                                   --------          --------         ---------        --------
      Management company revenue                                      4,049             4,233            11,994          11,003
      Interest and other income                                         335               192               887             711
                                                                   --------          --------         ---------        --------
      Total revenues                                                 82,742            22,752           183,398          75,055
                                                                   --------          --------         ---------        --------
EXPENSES:
      Property operating expenses:
      Property payroll and benefits                                  (4,138)             (914)           (9,369)         (3,586)
      Real estate and other taxes                                    (6,650)           (1,240)          (15,587)         (4,322)
      Utilities                                                      (4,931)             (312)          (10,043)         (1,031)
      Other operating expenses                                      (11,732)           (2,321)          (25,340)         (7,326)
                                                                   --------          --------         ---------        --------
      Total property operating expenses                             (27,451)           (4,787)          (60,339)        (16,265)
                                                                   --------          --------         ---------        --------
      Depreciation and amortization                                 (17,917)           (3,628)          (37,616)        (12,969)
      General and administrative expenses:
      Corporate payroll and benefits                                 (9,539)           (3,396)          (20,831)        (14,138)
      Other general and administrative expenses                      (8,462)           (3,013)          (19,337)        (10,609)
                                                                   --------          --------         ---------        --------
      Total general & administrative expenses                       (18,001)           (6,409)          (40,168)        (24,747)
                                                                   --------          --------         ---------        --------
                                                                    (63,369)          (14,824)         (138,123)        (53,981)

      Interest expense                                              (13,692)           (4,313)          (35,318)        (15,378)
Equity in income of partnerships and joint ventures                   1,609             2,271             7,231           7,449
Gains on sales of interests in real estate                            4,457 (2)             -            16,199 (3)           -
                                                                   --------          --------         ---------        --------
Income before minority interest and discontinued operations          11,747             5,886            33,387          13,145
      Minority interest in properties                                  (376)                -              (894)              -
      Minority interest in Operating Partnership                     (1,198)             (598)           (3,298)         (1,307)
                                                                   --------          --------         ---------        --------
Income from continuing operations                                    10,173             5,288            29,195          11,838
                                                                   --------          --------         ---------        --------
Discontinued operations:
      Income from discontinued operations                             1,722             2,228             7,581           9,063
      Gains on sales of real estate                                     194                 -           178,121           4,085
      Minority interest in properties                                    (8)                -                (8)              -
      Minority interest in Operating Partnership                       (580)             (185)          (18,849)         (1,308)
                                                                   --------          --------         ---------        --------
Total discontinued operations                                         1,328             2,043           166,845          11,840
                                                                   --------          --------         ---------        --------
Net income                                                         $ 11,501          $  7,331         $ 196,040        $ 23,678
      Dividends on preferred  shares                                 (1,533)                -            (1,533)              -
                                                                   --------          --------         ---------        --------
Net income allocable to common shares                              $  9,968          $  7,331         $ 194,507        $ 23,678
                                                                   ========          ========         =========        ========
BASIC EARNINGS PER SHARE
      From continuing operations                                   $   0.35          $   0.32         $    1.43        $   0.73
      From discontinued operations                                 $   0.05          $   0.13         $    8.18        $   0.74
                                                                   --------          --------         ---------        --------
TOTAL BASIC EARNINGS PER SHARE                                     $   0.40          $   0.45         $    9.61        $   1.47
                                                                   ========          ========         =========        ========
DILUTED EARNINGS PER SHARE
      From continuing operations                                   $   0.30          $   0.32         $    1.33        $   0.72
      From discontinued operations                                 $   0.05              0.12         $    8.03            0.72
                                                                   --------          --------         ---------        --------
TOTAL DILUTED EARNINGS PER SHARE                                   $   0.34          $   0.44         $    9.36        $   1.44
                                                                   ========          ========         =========        ========

Weighted average number of shares outstanding                        28,787            16,451            20,390          16,162
                                                                   --------          --------         ---------        --------

1) Prior periods' revenues and expenses were adjusted for discontinued operations, which consists of disposed real estate assets.
2)  4th quarter 2003 includes gain on sale of Countrywood Apartments, Tampa, FL.
3) Year to date 2003 includes gain on sales of a parcel of land at Crest Plaza Shopping Center in Allentown, PA and gains on sales of joint venture and wholly owned multifamily properties.
4) 4th quarter 2003 and year to date 2003 includes gains on sales of joint venture and wholly-owned multifamily properties.

PREIT Announces Fourth Quarter 2003 Results
February 25, 2004
Page 12

                   Pennsylvania Real Estate Investment Trust
                            Selected Financial Data

--------------------------------------------------------------   -------------------------------    --------------------------------
EQUITY IN INCOME OF PARTNERSHIPS                                        Three Months Ended                Twelve Months Ended
AND JOINT VENTURES                                               -------------------------------    --------------------------------
--------------------------------------------------------------   Dec. 31, 2003     Dec. 31, 2002    Dec. 31, 2003   Dec. 31, 2002
(In thousands)                                                   -------------     -------------    -------------   -------------
Gross revenues from real estate                                    $ 15,704          $ 25,570         $  82,018        $ 97,903
                                                                   ========          ========         =========        ========
Expenses:
   Property mangagement expenses                                      5,385             8,935            28,008          33,868
   Mortgage interest expense                                          4,512             7,695            25,633          31,417
   Depreciation and amortization                                      2,496             4,146            13,676          17,434
                                                                   --------          --------         ---------        --------
Total expenses                                                       12,393            20,776            67,317          82,719
                                                                   --------          --------         ---------        --------
Net revenues from real estate                                         3,311             4,794            14,701          15,184
Partners' share                                                      (1,702)           (2,523)           (7,470)         (7,735)
EQUITY IN INCOME OF PARTNERSHIPS                                   --------          --------         ---------        --------
       AND JOINT VENTURES                                          $  1,609          $  2,271         $   7,231        $  7,449
                                                                   ========          ========         =========        ========

              Supplemental Information for Wholly Owned Properties and the Company's Proportionate Share of Partnerships and Joint Ventures

--------------------------------------------------------------   -------------------------------    --------------------------------
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION                           Three Months Ended                Twelve Months Ended
AND AMORTIZATION ("EBITDA")                                      -------------------------------    --------------------------------
--------------------------------------------------------------   Dec. 31, 2003     Dec. 31, 2002(1) Dec. 31, 2003   Dec. 31, 2002(1)
(In thousands)                                                   -------------     -------------    -------------   -------------
Gross revenues                                                     $ 78,358          $ 18,327        $  170,517        $ 63,341
Operating expenses                                                  (27,451)           (4,787)          (60,339)        (16,265)
Minority interest in properties                                        (376)                -              (894)              -
                                                                   --------          --------        ----------        --------
Net operating income: wholly-owned properties                        50,531            13,540           109,284          47,076
Company's proportionate share of partnerships and
  joint ventures net operating income                                 5,044             7,239            23,683          28,592
                                                                   --------          --------        ----------        --------
Combined net operating income                                        55,575 (2)        20,779 (2)       132,967 (2)      75,668 (2)
Interest income                                                         335               192               887             711
Management company revenue                                            4,049             4,233            11,994          11,003
Total general & administrative expenses                             (18,001)           (6,409)          (40,168)        (24,747)
                                                                   --------          --------        ----------        --------
EBITDA                                                             $ 41,958 (3)      $ 18,795 (3)    $  105,680 (3)    $ 62,635 (3)
                                                                   ========          ========        ==========        ========

1) Prior periods' revenues and expenses were adjusted for discontinued operations, which consist of disposed real estate assets.
2) NOI including the impact of disposed real estate assets was $57,738 and $28,577 for the 3 months ended 12/31/03 and 12/31/02 respectively; and was $148,509 and $106,460 for the 12 months ended 12/31/03 and 12/31/02, respectively.
3) EBITDA including the impact of disposed real estate assets for the 3 months ended 12/31/03 and 12/31/02 was $44,122 and $26,594, respectively, and was $121,222 and $93,426 for the 12 months ended 12/31/03 and 12/31/02, respectively.

--------------------------------------------------------------   -------------------------------    --------------------------------
RECONCILIATION OF NET INCOME TO PROPERTY LEVEL EBITDA                   Three Months Ended                Twelve Months Ended
AND TO PROPERTY LEVEL NET OPERATING INCOME                       -------------------------------    --------------------------------
--------------------------------------------------------------   Dec. 31, 2003     Dec. 31, 2002    Dec. 31, 2003   Dec. 31, 2002
(In thousands)                                                   -------------     -------------    -------------   -------------
Net income                                                         $ 11,501          $  7,331        $  196,040        $ 23,678
Minority interest in Operating Partnership                            1,198               598             3,298           1,307
Equity in income from partnerships and joint ventures                (1,609)           (2,271)           (7,231)         (7,449)
Company's proportionate share of partnerships and
  joint ventures net operating income                                 5,044             7,239            23,683          28,592
Gains on sales of interests in real estate                           (4,457)                -           (16,199)              -
Income from discontinued operations                                  (1,328)           (2,043)         (166,845)        (11,840)
Depreciation and amortization:                                       17,917             3,628            37,616          12,969
Interest expense                                                     13,692             4,313            35,318          15,378
                                                                   --------          --------        ----------        --------
Property level EBITDA                                                41,958            18,795           105,680          62,635
Interest income                                                        (335)             (192)             (887)           (711)
Management company revenue                                           (4,049)           (4,233)          (11,994)        (11,003)
Total general & administrative expenses                              18,001             6,409            40,168          24,747
                                                                   --------          --------        ----------        --------
PROPERTY LEVEL NET OPERATING INCOME                                $ 55,575          $ 20,779        $  132,967        $ 75,668
                                                                   ========          ========        ==========        ========

--------------------------------------------------------------                                      ------------    ------------
MORTGAGE NOTES AND BANK                                                                             December 31,    December 31,
LOANS PAYABLE                                                                                           2003           2002
--------------------------------------------------------------                                      ------------    ------------
(In thousands)
Wholly-owned properties
  Mortgage notes payable                                                                             $1,221,181        $319,751
  Bank loans payable                                                                                    170,000         130,800
                                                                                                     ----------        --------
                                                                                                      1,391,181         450,551
Company's proportionate share of
partnerships and joint ventures
  Mortgage notes payable                                                                                109,582         166,728
                                                                                                     ----------        --------
Total mortgage notes and bank loans payable                                                          $1,500,763        $617,279
                                                                                                     ==========        ========